                                                                     EXHIBIT 4.4

                              HEARST HOMEARTS, INC.

                            INVESTOR RIGHTS AGREEMENT


        This INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of July 9, 1999, by and among HEARST HOMEARTS, INC., a Delaware corporation (the "COMPANY") and TORSTAR CORPORATION (the "INVESTOR").


                                    RECITALS

        WHEREAS, the Company is proposing to undertake an initial public offering, and, immediately prior to such initial public offering, is proposing to undertake a merger whereby it will be the surviving corporation and renamed Women.com Networks, Inc.;

        WHEREAS, the Company and the Investor are party to that certain Letter Agreement dated June 28, 1999, as amended (the "LETTER AGREEMENT");

        WHEREAS, the Investor pursuant to Section 3 of such Letter Agreement desires to purchase common stock of the Company and in connection therewith the Investor has requested that the Company extend to it certain registration rights as set forth below;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:


                                    AGREEMENT

SECTION 1.     GENERAL.

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "FORM S-3" means such form under the Securities Act (as hereinafter defined) as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as hereinafter defined) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means any person owning or having the right to acquire Registrable Securities (as hereinafter defined) or any assignee of record thereof in accordance with Section 2.8 hereof.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means common stock of the Company acquired from the Company by the Investor or any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to


                                       1.

the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's common stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2 hereof, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel and accountants for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale.

               "SHARES" shall mean the Company's common stock issued to the Investor pursuant to the Stock Purchase Agreement of even date herewith.

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

SECTION 2.     REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1 RESTRICTIONS ON TRANSFER.

               (a) The Investor agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement and:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (a) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                      (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to its shareholders in accordance with their interest in the corporation, provided the transferee agrees in writing


                                       2.

to be subject to the terms of this Agreement to the same extent as if it, he or she were the original Investor hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

                      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2 FORM S-3 REGISTRATION. In case the Company shall receive from the Holder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Holder, the Company will:

               (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.2: (i) if Form S-3 is not available for such offering by the Holder; provided, however, if the Holder's request is received on a date more than one year following the Company's initial public offering and Form S-3 is not available to the Company, the Company shall as soon as practicable effect such registration on Form S-1 under the Securities Act (or any successor to form S-1); (ii) if the Company shall furnish to the Holder a certificate signed by the President or Chairperson of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration or Form S-1 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form S-1 registration statement for a period of not more than thirty (30) days after receipt of the request of the Holder under this Section 2.2; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period; (iii) if the Company has already effected two registrations for the Holder pursuant to this Section 2.2; (iv) if the date of such request is earlier than 365 days from closing of the Company's initial public offering; or (v) in any particular jurisdiction in which the Company would be required to qualify to do



                                       3.

business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Subject to the foregoing, the Company shall file a Form S-3 or Form S-1 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the Holder.

        2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Investor. The Company shall not, however, be required to pay for the Registration Expenses of any registration proceeding begun pursuant to Sections 2.2, the request of which has been subsequently withdrawn by the Investor unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Investor was not aware at the time of such request or (b) the Investor agrees to forfeit its right to one requested registration pursuant to Section 2.2. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to this Section 2.3, then the Holder shall not forfeit its rights pursuant to Section 2.2.

        2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect two years from the closing date of the Company's initial public offering.



                                       4.

        2.6 DELAY OF REGISTRATION: FURNISHING INFORMATION.

               (a) The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

        2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2:

               (a) The Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder, any underwriter (as defined under the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, partner, officer, director, underwriter or controlling person of the Holder.

               (b) The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, or any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or


                                       5.

underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the maximum liability of the Holder pursuant to this Section 2.7(b) shall be equal to the net proceeds received by the Holder from the sale of its shares pursuant to the registration statement relating to such sale.

               (c) Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

               (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the maximum liability of the Holder pursuant to this Section 2.7(d) shall be equal to the net proceeds received by the Holder from the sale of its shares pursuant to the registration statement relating to such sale.

               (e) The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.



                                       6.

               (f) The obligations of the Company and the Holder under this
Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement and otherwise.

        2.8 RULE 144 REPORTING. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Holder owns any Registrable Securities furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by the Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Section 2.2 hereof unless it acquires at least fifty percent (50%) of the Holder's Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration fights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, general partner or limited partner of the Holder.

SECTION 3.     MISCELLANEOUS.

        3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California.

        3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement, and the rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the Company. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto;


                                       7.

provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        3.4 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.5 AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holder.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holder under this Agreement may be waived only with the written consent of the Company and the Holder.

               (c) Any amendment or waiver effected in accordance with this
Section 3.5 shall be binding upon the Holder, its successors and assigns, and the Company, its successors and assigns.

        3.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any other party hereto under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

        3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

        3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        3.9 ACKNOWLEDGEMENT. The Investor hereby acknowledges certain stockholders of the Company may have "piggyback" registration rights with respect to the registration statements requested by the Holder hereunder pursuant to that certain Amended and Restated Investors' Rights Agreement


                                       8.

dated May 7, 1999 and filed as Exhibit 4.3 to the Company registration statement on Form S-1 (No. 333-78363) as filed with the SEC on May 13, 1999, as amended to date.

        3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        3.11 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

        3.12 COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]




                                       9.

        IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date first above written.

COMPANY:                     HEARST HOMEARTS, INC.



                             By: /s/ Alfred Sikes
                                -------------------------------------------
                                      (Signature)

                             Title: President
                                  -----------------------------------------
                             Address: 959 Eighth Avenue
                                     --------------------------------------
                                      New York, New York 10019
                             ----------------------------------------------

                             ----------------------------------------------


INVESTOR:                    TORSTAR CORPORATION






                             By: /s/ Dave Samuel
                                -------------------------------------------
                                      (Signature)

                             Title: Vice President of Corporate Development
                                  -----------------------------------------
                             Address: One Yonge Street
                                     --------------------------------------
                                      Toronto, Canada M5E 1P9
                             ----------------------------------------------

                             ----------------------------------------------

================================================================================











                              HEARST HOMEARTS, INC.


                            INVESTOR RIGHTS AGREEMENT




                                  JULY 9, 1999








================================================================================

                               TABLE OF CONTENTS

                                                                                           PAGE
SECTION 1. GENERAL...........................................................................1

        1.1    Definitions...................................................................1

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER............................................2

        2.1    Restrictions on Transfer......................................................2

        2.2    Form S-3 Registration.........................................................3

        2.3    Expenses of Registration......................................................4

        2.4    Obligations of the Company....................................................4

        2.5    Termination of Registration Rights............................................4

        2.6    Delay of Registration: Furnishing Information.................................5

        2.7    Indemnification...............................................................5

        2.8    Rule 144 Reporting............................................................7

        2.9    Assignment of Registration Rights.............................................7

SECTION 3. MISCELLANEOUS.....................................................................7

        3.1    Governing Law.................................................................7

        3.2    Survival......................................................................7

        3.3    Successors and Assigns........................................................7

        3.4    Separability..................................................................8

        3.5    Amendment and Waiver..........................................................8

        3.6    Delays or Omissions...........................................................8

        3.7    Notices.......................................................................8

        3.8    Attorneys' Fees...............................................................8

        3.9    Acknowledgement...............................................................8

        3.10   Titles and Subtitles..........................................................9

        3.11   Pronouns......................................................................9

        3.12   Counterparts..................................................................9
